Exhibit 5.1 Reed Smith Centre 225 Fifth Avenue Pittsburgh, PA 15222-2716 Tel +1 412 288 3131 Fax +1 412 288 3063 reedsmith.com

May 14, 2021

Board of Directors

F.N.B. Corporation

12 Federal Street

One North Shore Center

Pittsburgh, PA 15212

Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to F.N.B. Corporation, a Pennsylvania corporation (the “Corporation”), in connection with a registration statement on Form S-3 (the “Registration Statement”) filed by the Corporation with the Securities and Exchange Commission (the “Commission”), relating to the offering by the Corporation from time to time pursuant to Rule 415 of the Securities Act of 1933, as amended (the “Securities Act”), of: (i) shares of common stock of the Corporation, par value $0.01 per share (“Common Stock”); (ii) shares of preferred stock of the Corporation, par value $0.01 per share (“Preferred Stock”); (iii) senior debt securities in one or more series (the “Senior Debt Securities”), which the Corporation may issue under the Indenture dated as of February 24, 2020, by and between the Corporation and Wilmington Trust, National Association, as Trustee (the “Trustee”), as supplemented by the First Supplemental Indenture dated as of February 24, 2020 between the Corporation and the Trustee (as supplemented, the “Senior Indenture”); (iv) subordinated debt securities in one or more series (the “Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Debt Securities”), which the Corporation may issue under the Indenture dated as of October 2, 2015, by and between the Corporation and the Trustee, as supplemented by the First Supplemental Indenture dated as of October 2, 2015, the Second Supplemental Indenture dated as of August 30, 2016, and the Third Supplemental Indenture dated as of February 19, 2019, each between the Corporation and the Trustee (as supplemented, the “Subordinated Indenture,” and together with the Senior Indenture, the “Indentures”); (v) fractional interests in the Preferred Stock represented by depositary shares (“Depositary Shares”); (vi) warrants to purchase the Common Stock, Preferred Stock, Debt Securities or Depositary Shares (“Warrants”); (vii) stock purchase contracts for the purchase from the Corporation, or sale to the Corporation, of Common Stock, Preferred Stock, Debt Securities or Depositary Shares (“Stock Purchase Contracts”); and (viii) units consisting of a combination of Common Stock, Preferred Stock, Debt Securities, Depositary Shares or Stock Purchase Contracts (“Units” and, collectively with the Common Stock, the Preferred Stock, the Debt Securities, the Depositary Shares, the Warrants and the Stock Purchase Contracts, the “Securities”), in each case, as described in the prospectus forming a part of the Registration Statement (the “Prospectus”), and as shall be designated by the Corporation at the time of the applicable offering. This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K of the Securities Act.

In so acting, we have examined (i) the Registration Statement, including the exhibits thereto, (ii) the Articles of Incorporation of F.N.B. Corporation, effective as of August 30, 2016 (the “Articles of Incorporation”), (iii) the By-laws of F.N.B. Corporation effective as of August 30, 2016, (iv) certain resolutions of the Board of Directors of the Corporation, and (v) such other records, agreements and other documents as we have deemed necessary or appropriate to enable us to render the opinions set forth below. In all such examinations, we have assumed the legal capacity of all natural persons whose signatures appear on any document, the genuineness of all signatures on original documents, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies and the authenticity of the originals of such latter documents.

In rendering the opinions below, we have assumed that (i) each party, other than the Corporation, to the agreements, instruments and other documents described herein (including but not limited to, the Indentures and any supplements thereto; the governing agreements and instruments under which the Depositary Shares, the Warrants, the Stock Purchase Contracts and the Units are to be issued; and any definitive purchase, underwriting or similar agreement relating to the Securities offered), had or will have the power, whether corporate or otherwise, to enter into and perform their respective obligations

ABU DHABI ◆ ATHENS ◆ BEIJING ◆ CENTURY CITY ◆ CHICAGO ◆ DUBAI ◆ FRANKFURT ◆ HONG KONG ◆ HOUSTON ◆ KAZAKHSTAN ◆ LONDON ◆ LOS ANGELES ◆ MIAMI ◆ MUNICH ◆ NEW YORK ◆ PARIS ◆ PHILADELPHIA ◆ PITTSBURGH ◆ PRINCETON ◆ RICHMOND ◆ SAN FRANCISCO ◆ SHANGHAI ◆ SILICON VALLEY ◆ SINGAPORE ◆ TYSONS ◆ WASHINGTON, D.C. ◆ WILMINGTON

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thereunder; (ii) each such party has or will have duly authorized, executed and delivered such agreements, instruments and other documents, and (iii) such agreements, instruments and documents are, or will be, the valid and binding obligations of each such party, enforceable against each such other party in accordance with their respective terms.

We have also assumed that at or prior to the time of delivery of any Securities, (i) the Registration Statement and any amendments thereto (including post-effective amendments) will be effective and will comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement; (ii) one or more supplements to the Prospectus describing the Securities offered thereby (each, a “Prospectus Supplement”) will be prepared and filed with the Commission and will comply with all applicable laws; and (iii) a definitive purchase, underwriting or similar agreement with respect to the Securities offered will have been duly authorized, executed and delivered by all parties thereto other than the Corporation; that (iv) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement, the Prospectus and the applicable Prospectus Supplement(s); and that (v) none of the terms of any Securities to be established subsequent to the date hereof, nor the issuance and delivery of those Securities, nor the compliance by the Corporation with the terms of such Securities, will violate any applicable law or public policy or will result in a violation of any provision of any instrument or agreement then binding upon the Corporation, or any restriction imposed by any court or governmental body having jurisdiction over the Corporation. We have further assumed that, (A) with respect to shares of the Common Stock or the Preferred Stock, (1) there will be sufficient shares of the Common Stock or the Preferred Stock authorized under the Articles of Incorporation and not otherwise reserved for issuance, and (2) the consideration for the issuance and sale of the Common Stock and the Preferred Stock will be in cash in an amount not less than the par value of those Securities; and that, (B) with respect to the Debt Securities, (1) the Subordinated Indenture has been, and the Senior Indenture and any supplements to the Subordinated Indenture or the Senior Indenture, as applicable, will have been, duly qualified under the Trust Indenture Act of 1939, as amended, and (2) the Debt Securities will have been duly authenticated by the Trustee named in the applicable Indenture.

Our opinions below are qualified to the extent that they may be subject to or affected by (i) applicable bankruptcy, insolvency, reorganization, moratorium, usury, fraudulent conveyance or similar laws relating to or affecting the rights or remedies of creditors generally, (ii) statutory or decisional law concerning recourse by creditors to security in the absence of notice or hearing, (iii) duties and standards imposed on creditors and parties to contracts, including, without limitation, requirements of materiality, good faith, reasonableness and fair dealing and (iv) general equitable principles. Furthermore, we express no opinion as to the availability of any equitable or specific remedy upon any breach of any of the agreements as to which we are opining herein, or any of the agreements, documents or obligations referred to therein, or to the successful assertion of any equitable defenses, inasmuch as the availability of such remedies or the success of any equitable defenses may be subject to the discretion of a court.

On the basis of the foregoing and in reliance thereon, and subject to the qualifications stated in this opinion, we are of the opinion that:

1. With respect to the Common Stock, when (a) appropriate corporate action on the part of the Corporation has been taken to authorize the issuance and sale of shares of Common Stock proposed to be sold by the Corporation, (b) such shares of Common Stock have been duly issued and delivered in accordance with the provisions of any applicable convertible or exchangeable security or definitive purchase, underwriting or other agreement duly approved by the Board of Directors of the Corporation (or a duly constituted and acting committee thereof) (hereinafter, the “Board”), and (c) the Corporation has received payment of the consideration provided to be paid for the Common Stock, then the shares of Common Stock will be validly issued, fully paid and nonassessable.

2. With respect to the Preferred Stock, when (a) appropriate corporate action on the part of the Corporation has been taken to authorize the issuance and fix the specific terms of the Preferred Stock of any series and to approve the articles of amendment designating such series, (b) such articles of amendment have been duly filed with the Secretary of State of the Commonwealth of Pennsylvania, (c) such shares of Preferred Stock have been duly issued and delivered in accordance with the provisions of any applicable convertible or exchangeable security or definitive purchase, underwriting or other agreement duly approved by the Board, and (d) the Corporation has received payment of the consideration provided to be paid for the Preferred Stock, then the shares of Preferred Stock will be validly issued, fully paid and nonassessable.

3. With respect to the Senior Debt Securities, when (a) the Senior Indenture and any applicable supplement thereto have been duly authorized, executed and delivered by the Trustee and the Corporation, (b) appropriate corporate action on the

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part of the Corporation has been taken to authorize and approve the issuance and terms of the Senior Debt Securities, and (c) the Senior Debt Securities have been duly executed, authenticated, registered, issued and delivered in accordance with the Senior Indenture, as supplemented, and the applicable definitive purchase, underwriting or similar agreement duly approved by the Board against payment of the consideration provided therefor, the Senior Debt Securities will constitute valid and binding obligations of the Corporation, enforceable in accordance with their terms.

4. With respect to the Subordinated Debt Securities, when (a) any applicable supplement to the Subordinated Indenture has been duly authorized, executed and delivered by the Trustee and the Corporation, (b) appropriate corporate action on the part of the Corporation has been taken to authorize and approve the issuance and terms of the Subordinated Debt Securities, and (c) the Subordinated Debt Securities have been duly executed, authenticated, registered, issued and delivered in accordance with the Subordinated Indenture, as supplemented, and the applicable definitive purchase, underwriting or similar agreement duly approved by the Board against payment of the consideration provided therefor, the Subordinated Debt Securities will constitute valid and binding obligations of the Corporation, enforceable in accordance with their terms.

5. With respect to the Depositary Shares, when (a) the deposit agreement under which the Depositary Shares are to be issued (the “Deposit Agreement”) has been duly authorized, executed and delivered by the depositary named therein (the “Depositary”) and the Corporation, (b) appropriate corporate action on the part of the Corporation has been taken to authorize and approve the issuance and terms of such Depositary Shares, (c) shares of the Preferred Stock underlying such Depositary Shares have been validly issued as described in paragraph 2 above and deposited with the Depositary under the Deposit Agreement, and (d) the Depositary Shares have been issued and delivered in accordance with the Deposit Agreement and the applicable underwriting or other agreement duly approved by the Board against payment of the consideration provided therefor, the Depositary Shares will be validly issued.

6. With respect to the Warrants, when (a) the warrant agreements under which the Warrants are to be issued (the “Warrant Agreements”) have been duly authorized, executed and delivered by the parties thereto, (b) appropriate corporate action on the part of the Corporation has been taken to establish and approve the terms of the Warrants and to authorize and approve the issuance thereof, (c) the Warrants or certificates representing the Warrants have been duly executed, authenticated or countersigned, registered, issued and delivered in accordance with the terms of the applicable Warrant Agreement (assuming the Securities issuable upon exercise of the Warrants have been duly authorized and reserved for issuance by appropriate corporate action on the part of the Corporation) and the applicable underwriting or other agreement duly approved by the Board against payment of the consideration provided therefor, the Warrants will constitute valid and binding obligations of the Corporation, enforceable against the Corporation in accordance with their terms.

7. With respect to the Stock Purchase Contracts, when (a) the governing instruments or agreements under which the Stock Purchase Contracts are to be issued have been duly authorized, executed and delivered by the parties thereto, (b) appropriate corporate action on the part of the Corporation has been taken to establish and approve the terms of the Stock Purchase Contracts and to authorize and approve the issuance thereof, (c) the Stock Purchase Contracts have been duly authorized, executed, issued and delivered in accordance with the related governing instruments or agreements under which they are to be issued and the applicable underwriting or other agreement duly approved by the Board against payment of the consideration provided therefor, such Stock Purchase Contracts will constitute valid and binding obligations of the Corporation, enforceable in accordance with their terms.

8. With respect to the Units, when (a) the unit agreement under which the Units are to be issued (the “Unit Agreement”) has been duly authorized, executed and delivered by the parties thereto, (b) appropriate corporate action on the part of the Corporation has been taken to establish and approve the terms of the Units and to authorize and approve the issuance thereof, and (c) such Units have been duly authorized, executed, issued and delivered in accordance with the Unit Agreement and the applicable underwriting or other agreement duly approved by the Board, such Units will constitute valid and binding obligations of the Corporation, enforceable in accordance with their terms.

We express no opinion as to the law of any jurisdiction other than the laws of the Commonwealth of Pennsylvania, the substantive laws of the State of New York (without reference to choice of law rules) and the federal law of the United States, all as in effect on the date hereof. We express no opinion herein with respect to compliance by the Corporation with securities or “blue sky” laws of any state or other jurisdiction of the United States or of any foreign jurisdiction. In addition, we express no opinion and make no statement herein with respect to the antifraud laws of any jurisdiction.

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Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of this firm’s name therein and in the related prospectus under the caption “Validity of Securities.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Reed Smith LLP

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